SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Community Valley Bancorp

(Exact Name of Registrant as Specified in Its Charter)

California	68-0479553
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer
Identification No.)

2041 Forest Avenue, Chico, California	95928
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates:

                                    (if applicable).

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of each Exchange on Which
To Be So Registered	Each Class is to be Registered

NONE

Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK

(Title of Class)

(Title of Class)

Item 1.  Description of Registrant’s Securities to be Registered.

See information under the headings “Comparison of Butte Community Bank and Community Valley Bancorp: Analysis of Corporate Structures;” “Authorized and Outstanding Stock;” “Voting Rights;” “Dividend Rights;” “Assessment of Shares;” “Liquidation Rights;” “Redemption;” and “Preemptive Rights” on pages 9 through 12 of the Registrant’s Registration Statement No. 333-85950 on Form S-4EF filed with the Commission on April 10, 2002, which information is incorporated here by reference.

Item 2.  Exhibits.

Exhibit 1	Specimen Copy of Common Stock Certificate

See Exhibit 4.1 to the Registrant’s Registration Statement No. 333-85950 on Form S-4EF filed with the Commission on April 10, 2002, which exhibit is incorporated by reference.

Exhibit 2	Reorganization Agreement

See Exhibit A to the prospectus in Registrant’s Registration Statement No. 333-85950 on Form S-4EF filed with the Commission on April 10, 2002, which exhibit is incorporated by reference.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMUNITY VALLEY BANCORP

December 16, 2005	By:	/s/ Keith C. Robbins
Keith C. Robbins
President & Principal Executive Officer